SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 31, 2003



                            DIGITAL POWER CORPORATION
             (Exact name of registrant as specified in its charter)


        California                   1-12711                   94-1721931
        ----------                   -------                   ----------
     (State or other            (Commission File No.)      (I.R.S. Employer
       jurisdiction                                        Identification No.)
     of incorporation)



              41920 Christy Street, Fremont, California 94538-3158
              ----------------------------------------------------
                    (Address of principal executive offices)

                                 (510) 657-2635
                                 --------------
              (Registrant's telephone number, including area code)



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Item 5. Other Events and Regulation FD Disclosure

     On March 31, 2003, Digital Power Corporation, a California corporation (the "Company") executed a securities purchase agreement with Telkoor Telecom Ltd., a limited liability company organized under the laws of Israel ("Telkoor"). Under the securities purchase agreement, Telkoor acquired 900,000 shares of common stock for the aggregate purchase price of $600,000. The per share purchase price of approximately $0.66 per share represents a premium of 21% over the closing price of $0.55 for a share of common stock on March 31, 2003. As a part of the transaction, Telkoor's 900,000 share warrant was cancelled. The warrant would have expired on May 23, 2003.

     Telkoor is an Israeli corporation, primarily engaged in developing, marketing and selling power supplies and power systems for the telecommunication equipment industry. After the purchase, Telkoor owns 2,150,000 shares of common stock and warrants to purchase 1,000,000 shares of common stock.

Item 9. Regulation FD Disclosure

         Exhibit No.            Exhibit Description
         -----------            -------------------
              10                Securities Purchase Agreement [Form]

              99                Press release announcing agreement with  Telkoor
                                Telecom Ltd.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            DIGITAL POWER CORPORATION,
                                            a California Corporation


Dated:  April 1, 2003                       /s/Haim Yatim
                                            ---------------------------
                                            Haim Yatim,
                                            Chief Financial Officer